FOR IMMEDIATE RELEASE
April 27, 2005

For further information contact:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                     Announces First Quarter, 2005 Earnings

Cranford,  New  Jersey,  April 27,  2005 - John S.  Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended March 31, 2005 of $1.1 million, or $0.10 per basic and diluted share. This represents an increase of $115,000, or 11.4 percent, from $1.0 million, or $0.10 per basic and diluted share, for the same three-month period last year.

Total assets reached $896.3 million on March 31, 2005, an increase of 4.1 percent, or $35.6 million, from $860.7 million on December 31, 2004. Net loans increased 6.3 percent, or $35.2 million, to $596.9 million on March 31, 2005, from $561.7 million on December 31, 2004. On March 31, 2005, total loans were comprised of 22.0 percent in single-family real estate loans, 18.8 percent in home equity loans, 27.8 percent in non-residential and multi-family mortgage loans, 28.6 percent in consumer loans, 1.0 percent in construction loans and 1.8 percent in commercial and industrial loans.

On March 31, 2005, the allowance for loan and lease losses was $4.7 million, compared to $4.4 million on December 31, 2004. The ratio of the allowance to total loans was 0.78 percent during both periods. Non-performing assets to total assets was 0.04 percent on March 31, 2005, compared to 0.03 percent on December 31, 2004.

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

Deposits reached $566.9 million on March 31, 2005, an increase of $28.0 million, or 5.2 percent, from the $538.9 million reported on December 31, 2004. Core deposits, consisting of checking, savings, and money market accounts, increased $7.1 million, or 2.5 percent, and represented 51.7 percent of total deposits on March 31, 2005. During the same period, borrowings increased $8.2 million, or
3.8 percent, to $220.6 million on March 31, 2005.

Stockholders' equity totaled $102.8 million on March 31, 2005, a decrease of 1.2 percent, or $1.2 million, from $104.0 million on December 31, 2004. The decline in equity is the result of the repurchase of shares to satisfy the Company's restricted stock plans and the stock repurchase program announced on January 26, 2005, as well as the accumulated effect of an unrealized investment portfolio market value adjustment, net of tax, offset by net income for the quarter. Additionally, on March 22, 2005, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per common share, consistent with the prior quarterly dividend. The dividend is payable on April 29, 2005 to stockholders of record on April 15, 2005.

Net interest income increased $361,000, or 6.4 percent, for the three months ended March 31, 2005, to $6.0 million, from $5.7 million for the same period last year. Other income increased $276,000, or 40.2 percent, for the three months ended March 31, 2005, to $965,000, from $688,000 for the same quarter one year ago. This increase was primarily attributable to growth in commission income generated by Synergy Financial Services, Inc.

Other expenses increased $411,000, or 9.5 percent, for the three months ended March 31, 2005, to $4.7 million, from $4.3 million for the same period one year ago. The increase was primarily attributable to wages and benefits associated with the Company's growth strategy, as well as to equity-based employee compensation plans.

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

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)

                                                         March 31,  December 31,
                                                           2005         2004
                                                        (unaudited)  (audited)
                                                        -----------  ---------
Assets:
Cash and amounts due from banks                          $   4,097    $   4,687
Interest-bearing deposits with banks                         2,286        1,759
                                                         ---------    ---------
Cash and cash equivalents                                    6,383        6,446
Investment securities available-for-sale,
   at fair value                                           126,290      134,360
Investment securities held-to-maturity (fair
   value of $116,586 and $111,154, respectively)           117,573      110,584
Federal Home Loan Bank of New York
   stock, at cost                                           11,250       10,771
Loans receivable, net                                      596,886      561,687
Accrued interest receivable                                  2,991        2,751
Property and equipment, net                                 17,261       16,814
Cash surrender value of bank-owned life insurance           12,760       12,637
Other assets                                                 4,856        4,627
                                                         ---------    ---------
     Total assets                                        $ 896,250    $ 860,677
                                                         =========    =========

Liabilities:
Deposits                                                 $ 566,882    $ 538,916
Federal Home Loan Bank advances                            220,570      212,414
Advance payments by borrowers
   for taxes and insurance                                   1,840        1,702
Accrued interest payable on advances                           412          385
Dividend payable                                               498          498
Other liabilities                                            3,232        2,720
                                                         ---------    ---------
     Total liabilities                                     793,434      756,635
                                                         ---------    ---------

Commitments and contingencies                                    -            -

Stockholders' equity:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                     -            -
Common stock; $.10 par value, 20,000,000 shares
   authorized; issued March 31, 2005 - 12,452,011,
   December 31, 2004 - 12,452,011                            1,245        1,245
Additional paid-in-capital                                  86,321       86,177
Retained earnings                                           31,210       30,603
Unearned ESOP shares                                        (5,792)      (5,962)
Unearned RSP compensation                                   (3,189)      (3,391)
Treasury stock acquired for the RSP                         (5,109)      (4,343)
Treasury stock, at cost; 66,749 and -0- shares at
   March 31, 2005 and December 31, 2004, respectively         (804)           -
Accumulated other comprehensive
   income (loss), net of taxes                              (1,066)        (287)
                                                         ---------    ---------
     Total stockholders' equity                            102,816      104,042
                                                         ---------    ---------
Total liabilities and stockholders' equity               $ 896,250    $ 860,677
                                                         =========    =========

                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)



                                                               For the Three Months
                                                                 Ended March 31,
                                                            -------------------------
                                                                2005          2004
                                                            (unaudited)   (unaudited)
                                                            -----------   -----------
Interest income:
   Loans, including fees                                    $     8,174   $     6,700
   Investment securities                                          2,270         1,510
   Other                                                             91            22
                                                            -----------   -----------
     Total interest income                                       10,535         8,232
                                                            -----------   -----------
Interest expense:
   Deposits                                                       2,720         2,095
   Borrowed funds                                                 1,793           476
                                                            -----------   -----------
     Total interest expense                                       4,513         2,571
                                                            -----------   -----------
     Net interest income before provision for loan losses         6,022         5,661
                                                            -----------   -----------
Provision for loan losses                                           445           368
                                                            -----------   -----------
     Net interest income after provision for loan losses          5,577         5,293
                                                            -----------   -----------
Other income:
   Service charges and other fees on deposit accounts               509           484
   Net gain on sale of loans                                          -             -
   Net gain on sale of investments                                    -             -
   Commissions                                                      248            15
   Other                                                            208           189
                                                            -----------   -----------
     Total other income                                             965           688
                                                            -----------   -----------
Other expenses:
   Salaries and employee benefits                                 2,643         2,255
   Premises and equipment                                           872           981
   Occupancy                                                        524           473
   Professional services                                            195           128
   Advertising                                                      207           176
   Other operating                                                  282           299
                                                            -----------   -----------
     Total other expenses                                         4,723         4,312
                                                            -----------   -----------
     Income before income tax expense                             1,819         1,669
                                                            -----------   -----------
Income tax expense                                                  699           664
                                                            -----------   -----------
     Net income                                             $     1,120   $     1,005
                                                            ===========   ===========

Per share of common stock:
   Basic earnings per share                                 $      0.10   $      0.10
   Diluted earnings per share                               $      0.10   $      0.10

Basic weighted average shares outstanding                    11,231,081    10,086,963
Diluted weighted average shares outstanding                  11,679,829    10,312,989

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